As filed with the Securities and Exchange Commission on October 14, 2005

                                                    Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         JUNIATA VALLEY FINANCIAL CORP.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

            Pennsylvania                                  23-2235254
            ------------                                  ----------
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                             Bridge and Main Streets
                                   P.O. Box 66
                      Mifflintown, Pennsylvania 17059-0066
                                  717-436-8211
           ------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Francis J. Evanitsky
                      President and Chief Executive Officer
                         Juniata Valley Financial Corp.
                             Bridge and Main Streets
                                   P.O. Box 66
                      Mifflintown, Pennsylvania 17059-0066
                                  717-436-8211
                 ------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                  -------------

                                   Copies to:
                            Mary Alice Busby, Esquire
                             Mette, Evans & Woodside
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                 (610) 374-1135

      Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------

   Title of
  each class                                    Proposed               Proposed                Amount
of securities            Amount                 maximum                 maximum                  of
    to be                 to be              offering price            aggregate            registration
  registered           registered             per unit (3)        offering price (3)             fee

Common stock
(and associated     100,000 shares (2)           $48.50               $4,850,000               $570.85
stock purchase      (with rights)
rights) (1)

----------------------------------------------------------------------------------------------------------------


(1) Before the occurrence of triggering events, the stock purchase rights will not be evidenced separately from the common stock.

(2) The Prospectus that forms a part of this Registration Statement also applies to Registration Statement No. 033-64369 in accordance with Rule 429(b).

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), based on the average of the high and low sale prices of the common stock on the OTC Bulletin Board on October 12, 2005.

Prospectus
                         JUNIATA VALLEY FINANCIAL CORP.
                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT PLAN

            Juniata Valley Financial Corp. is offering shares of its common stock for sale to its shareholders under its Amended and Restated Dividend Reinvestment Plan. Under the Plan, you have the opportunity to use your cash dividends on some or all of your shares of Juniata Valley common stock, as well as voluntary cash payments, to purchase additional shares of common stock.

            Juniata Valley is offering a total of 200,000 shares of common stock under the Plan. Of these shares, 118,309 have been sold before the date of this Prospectus. This Prospectus relates to the remaining 81,691 shares.

            Juniata Valley may sell shares directly or may sell shares bought from others by the Plan Agent for Plan accounts. Juniata Valley may use a combination of these methods.

            If Juniata Valley sells shares directly, the purchase price will be the fair market value of the shares. Juniata Valley will receive all of the proceeds of these sales. If Juniata Valley sells you shares bought from others by the Plan Agent, the purchase price will be the actual cost of the shares (including brokerage commissions). Juniata Valley will not receive any of the proceeds of these sales. See "Use of Proceeds" below.

            Juniata Valley common stock is quoted under the symbol "JUVF.OB" on the Over the Counter Bulletin Board ("OTCBB"), an automated quotation service made available through the NASDAQ system. On October 12, 2005, the closing sale price of Juniata Valley common stock was $49.00 per share.

            You should retain this Prospectus for future reference.


                        --------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SHARES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                                                                October 14, 2005

                                TABLE OF CONTENTS

How to Obtain Additional
Information....................................................................4
Summary........................................................................5
Plan Description...............................................................6
      Purpose..................................................................6
      Advantages...............................................................6
      Administration...........................................................6
      Participation............................................................7
      Voluntary Cash Contributions.............................................8
      Purchases................................................................8
      Dividends................................................................9
      Costs....................................................................9
      Reports to Participants.................................................10
      Certificates for Shares.................................................10
      Voting Rights...........................................................10
      Change in Number of Outstanding Shares..................................10
      Withdrawal; Amendment or Termination....................................11
      Federal Income Tax Consequences.........................................11
      Other Information.......................................................12
Use of Proceeds...............................................................13
Experts.......................................................................13
Legal Matters.................................................................13
Indemnification For Securities Act Violations.................................13
Available Information.........................................................13
Incorporation of Certain Documents by Reference...............................14

                      HOW TO OBTAIN ADDITIONAL INFORMATION

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT JUNIATA VALLEY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:

           JoAnn N. McMinn
           Senior Vice President and
           Chief Financial Officer
           Juniata Valley Financial Corp.
           Bridge and Main Streets
           Mifflintown, Pennsylvania  17059-0066
           Telephone:  (717) 436-8211

THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THESE SHARES, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                                     SUMMARY

      Juniata Valley is a registered bank holding company incorporated in Pennsylvania with corporate offices located at Bridge and Main Streets, Mifflintown, Pennsylvania 17059; its telephone number is (717) 436-8211. Juniata Valley's principal asset is its investment in its wholly-owned banking subsidiary, The Juniata Valley Bank ("JVB"). JVB engages in full service banking, including demand, savings and time deposits, commercial, consumer and mortgage loans, and the provision of trust services.

      Juniata Valley adopted its Dividend Reinvestment Plan in 1995 to offer its shareholders an opportunity to purchase additional shares of Juniata Valley common stock automatically through the reinvestment of cash dividends. The Board of Directors has authorized an increase in the number of shares available under the Plan to meet the demands of shareholders and the Plan has been amended and restated. This Prospectus describes the Amended and Restated Dividend Reinvestment Plan in effect today.

      If you own Juniata Valley common stock, directly or indirectly, you are eligible to enroll in the Plan. You may make purchases under the Plan with your cash dividends on some or all of your shares of Juniata Valley common stock, and through the Plan's voluntary cash payment feature.

      You may enroll in the Plan by contacting the Plan Agent: (i) at the Plan Agent's website at www.rtco.com; (ii) by calling 1-800-368-5948; or (iii) by writing to the Plan Agent at the following address:

           Registrar and Transfer Company
           P.O. Box 664
           Cranford, NJ  07016

      If you enroll in the Plan, the Plan Agent will use the cash dividends on the shares you designate, as well as any voluntary cash payments you make, to purchase additional shares of Juniata Valley common stock. Historically, Juniata Valley has paid cash dividends; however the payment of dividends is within the discretion of the Board of Directors, and cannot be guaranteed. The payment of dividends will depend upon future earnings, the financial condition of Juniata Valley and other factors. The Board may change the amount and timing of dividends at any time without notice. If Juniata Valley does not pay a cash dividend, there will be no investment under the Plan unless you purchase shares through the Plan's voluntary cash payment feature.

      Under the Plan, Juniata Valley may sell you authorized but unissued shares, shares that Juniata Valley has reacquired and holds as treasury shares, or shares bought by the Plan Agent in the open market. Juniata Valley may use a combination of these methods.

      If Juniata Valley sells you authorized but unissued shares or treasury shares, the purchase price for each share will be no more than the fair market value of the shares as of the Record Date. If Juniata Valley sells you shares purchased in the open market, the purchase price will be the actual cost of the shares (including brokerage commissions).

      If you choose not to enroll in the Plan, Juniata Valley will continue to send you cash dividends by check, or by automatic deposit to a bank account you designate, as and when declared.

The Stock

      The securities offered hereby are shares of Juniata Valley's common stock, par value $1.00 per share (the "Stock"). As of the date of this Prospectus, Juniata Valley's Articles of Incorporation authorize 20,000,000 shares of common stock, of which 2,274,772 shares were outstanding as of October 1, 2005. Juniata Valley's Articles of Incorporation also authorize the issuance of up to 500,000 shares of preferred stock. No preferred stock has been issued by Juniata Valley.

                                PLAN DESCRIPTION

      The following is a question and answer statement explaining the provisions of Juniata Valley's Amended and Restated Dividend Reinvestment Plan. A copy of the Plan may be obtained from: Ms. JoAnn N. McMinn, Senior Vice President and Chief Financial Officer, The Juniata Valley Bank, P.O. Box 66, Mifflintown, PA 17059. In the event of any conflict between the answers to these questions and the Plan, the more detailed provisions of the Plan will control.

Purpose
-------

1. What is the purpose of the Plan?

The purpose of the Plan is to provide the shareholders of Juniata Valley with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of Juniata Valley common stock.

Advantages
----------

2. What are the advantages of the Plan?

The Plan is advantageous to the shareholders by permitting them to acquire additional shares of the common stock of Juniata Valley automatically and at no brokerage commission when Stock is purchased from Juniata Valley.

Along with automatic dividend reinvestment, the Plan also affords shareholders an easy way to purchase additional shares of Stock with voluntary cash payments. Participants may increase the amount of their investment by making voluntary cash contributions of up to $3,000 annually, with a minimum of $500 per deposit. Under the Plan, recordkeeping is simplified by the issuance, after each dividend investment, of a detailed statement of participants' accounts, including the cost basis of the whole and fractional shares purchased.

Administration
--------------

3. Who administers the Plan?

 Juniata Valley has appointed its transfer agent, the Registrar and Transfer Company, as administrator of the Plan. The administrator acts as agent for the Plan participants (the "Plan Agent"). The Plan Agent will perform administrative functions and services, such as the purchase of Stock pursuant to the Plan. Juniata Valley may choose a new administrator at any time.

To contact the Plan Agent, you may access the website at www.rtco.com, call 1-800-368-5948 or write to the Plan Agent at the following address:

           Registrar and Transfer Company
           P.O. Box 664
           Cranford, NJ  07016

4. What are the duties of the Plan Agent?

The Plan Agent performs various administrative duties relating to the Plan. These include:

      o Holding shares of Juniata Valley Stock for Plan accounts.

      o Receiving cash dividend payments for participants.

      o Receiving voluntary cash payments from participants.

      o Investing those amounts in shares of Juniata Valley common stock.

      o Maintaining continuing records of each participant's account.

      o Sending statements of account and other notices to participants.

      o Advising participants as to all transactions in and the status of their accounts.

Participation
-------------

5. Who is eligible to participate in the Plan?

 All holders of record of Juniata Valley common stock are eligible to participate in the Plan. If you do not hold shares registered in your name but instead, hold shares through a broker, bank or other nominee, you must become a shareholder of record by having all or a part of your shares transferred into your own name in order to participate in the Plan.

Juniata Valley may refuse to allow certain shareholders to participate if those shareholders live in states which have additional securities registration or other burdensome requirements with respect to the Plan. Regulations in certain countries may limit or prohibit participation in a dividend reinvestment plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

6. How does an eligible shareholder enroll in the Plan?

Any eligible shareholder may enroll in the Plan by completing and signing an Authorization Card and returning it to the Plan Agent. The Plan Agent will send any shareholder an Authorization Card upon written or oral request. See Question 3 for information on how to contact the Plan Agent.

7. When may an eligible shareholder enroll in the Plan?

An eligible shareholder may enroll in the Plan at any time. If the Authorization Card requesting reinvestment of dividends is received by the Plan Agent on or before the Record Date established for a particular dividend, reinvestment will commence with that dividend. If the Authorization Card is received by the Plan Agent after the Record Date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next Record Date if the shareholder is still a holder of record on that Record Date.

8. May a shareholder enroll as to some, but not all, shares held of record?

Yes, a shareholder may enroll in the Plan as to some, but not all shares of common stock owned of record by the shareholder.

Voluntary Cash Contributions
----------------------------

9. How may voluntary cash contributions to the Plan be made?

Each participant in the Plan may make voluntary cash contributions to the Plan up to a total amount of $3,000 each year, with a minimum of $500 per deposit. The same amount need not be invested each time a voluntary cash contribution is made. Participants are under no obligation to make any voluntary cash contributions. A voluntary cash payment may be made by forwarding a check drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company. Because participants will not be credited with interest on their voluntary cash contributions and because the Plan Agent is prohibited from holding such voluntary cash contributions for extended periods of time prior to investing them, participants are strongly encouraged to submit voluntary cash contributions as near as possible to the applicable dividend payment date. Voluntary cash payments may be received by the Plan Agent no more than thirty
(30) days prior to the dividend payment date. Any payments received by the Plan Agent earlier than this time will be returned to the shareholder.

10. How will voluntary cash contributions be used?

The Plan Agent will apply each voluntary cash payment received from a participant within thirty (30) days prior to the dividend payment date to the purchase of Stock for the account of that participant on the next dividend payment date. A voluntary cash contribution will not be deemed to have been made by a participant or received by the Plan Agent until the funds so contributed are actually collected. Interest will not be paid on cash contributions. Payments received more than thirty (30) day prior to a dividend payment date will be returned.

11. May voluntary cash contributions be returned to a participant?

Yes. Voluntary cash contributions will be returned to a participant if the Plan Agent receives the cash contributions prior to thirty (30) days before a dividend payment date. In addition, cash contributions will be returned upon written request to the Plan Agent, provided that the request is received no later than the last business day prior to the next scheduled Record Date.

Purchases
---------

12. What is the source of the Stock purchased under the Plan?

The Plan Agent will purchase Stock in a number of ways. The Stock may be purchased directly from Juniata Valley, in which event the shares purchased will be either authorized but unissued shares or shares held in the treasury of Juniata Valley. The Plan Agent may also purchase Stock on the open market, or by a combination of these means.

13. How will the price of shares purchased under the Plan be determined?

The price of the shares purchased from Juniata Valley will be no more than the fair market value of the shares as of the Record Date. As defined in the Plan, "fair market value" on a particular date means (i) the closing sale price of the Stock as reported on the OTCBB by the National Association of Securities Dealers Automated Quotation System (NASDAQ); or (ii) if no closing sale price is reported on the given date, the closing sale price of a share of Stock on the next preceding day on which the Stock was traded, as reported on the OTCBB by NASDAQ. The price of shares purchased on the open market will be the average cost (including brokerage commissions) to the Plan Agent of such purchases.

14. What is the Record Date?

"Record Date" means the date on which a person must be registered as a shareholder on the records of Juniata Valley in order to receive a dividend. Historically, the Record Dates of Juniata Valley have been fourteen (14) days prior to the dividend payment date.

15. How many shares will be purchased by the Plan Agent for a participant in the Plan?

The number of shares to be purchased for a participant by the Plan Agent will depend on the amount of the participant's dividend and voluntary cash payment, if any, and the price of the shares. Each participant's account will be credited with the number of whole and fractional shares equal to the amount to be invested divided by the applicable purchase price. Fractional shares shall be calculated to four (4) decimal places.

16. When will shares be purchased?

Shares acquired from Juniata Valley will be purchased as of the close of business on the applicable dividend payment date. Shares of common stock acquired on the open market may be purchased at any time, but in any event, no later than thirty (30) days after the dividend payment date. Dividend and voting rights will commence upon settlement of the purchase. For the purposes of making purchases, the Plan Agent will commingle each participant's funds with those of all other participants.

Dividends
---------

17. How will dividends be paid on shares held by the Plan Agent?

As the record holder of the shares held in participants' accounts under the Plan, the Plan Agent will receive dividends on all such shares held in the Plan on each dividend Record Date. The Plan Agent will credit dividends to participants' accounts on the basis of whole or fractional shares held in each account under the Plan and will automatically reinvest these dividends in Juniata Valley's common stock.

Costs
-----

18. What are the costs to a participant in the Plan?

No brokerage fees will be charged to participants in connection with the purchase of common stock from Juniata Valley. Participants will be charged the actual cost (including brokerage commissions) of all shares purchased in the open market. All other costs of administration of the Plan will be borne by Juniata Valley; however, a nominal service charge will be deducted from a participant's account at the time of the participant's withdrawal from the Plan (currently the withdrawal fee is $10) or at any time any share certificate is requested by a participant.

Reports to Participants
-----------------------

19. What kind of reports will be sent to participants in the Plan?

As soon as practicable after completion of each investment on behalf of a participant, the Plan Agent will mail to the participant a statement showing:
(i) the amount of the dividend and the voluntary cash contribution, if any, applied toward such investment; (ii) the taxes withheld, if any; (iii) the net amount invested; (iv) the number of shares purchased; (v) the average cost per share, including any brokerage commissions paid; and (vi) the total shares accumulated under the Plan, computed to four (4) decimal places. Annually, the Plan Agent will send each participant an Internal Revenue Service Form 1099 reporting dividend income received by the participant.

Certificates for Shares
-----------------------

20. Will certificates be issued for shares purchased?

All shares purchased under the Plan will be registered in the name of the Plan Agent or its nominee, as agent for the participants. Certificates for such shares will not be issued to participants unless requested in writing. Certificates for any number of whole shares will be issued to a participant within 15 days of a written request to the Plan Agent signed by the participant. Any remaining whole or fractional shares will continue to be held by the Plan Agent as the agent for the participant. Certificates for fractional shares will not be issued under any circumstances.

Voting Rights
-------------

21. How will shares held by the Plan Agent be voted?

For each meeting of shareholders, the Plan Agent will forward a proxy card to each participant and will vote the participant's shares in accordance with the instructions received from the participant. The shares of a participant who does not return a properly executed proxy card will not be voted.

Change in the Number of Outstanding Shares
------------------------------------------

22. What happens to the number of shares of Stock available under the Plan if there is a change in the number of outstanding shares of Juniata Valley due to a stock split, stock dividend or recapitalization?

If there is an increase or decrease in the number of outstanding shares of Juniata Valley common stock due to a stock split, payment of stock dividend or a recapitalization, then, the maximum number of shares of common stock offered under the Plan will be proportionately increased or decreased.

23. What happens to the Stock in participants' accounts if Juniata Valley declares a stock dividend or a stock split?

If Juniata Valley declares any stock dividend or stock split, the stock dividend or stock split will be paid with respect to shares held by the Plan Agent for a Plan participant's account as well as with respect to shares registered in the participant's name. Stock dividends or stock split shares distributed on shares of Stock registered in a participant's name will be mailed directly to the participant in the same manner as shares will be mailed to shareholders who do not participate in the Plan.

24. What happens if Juniata Valley makes a rights offering?

In the event of a rights offering by Juniata Valley, the Plan Agent will sell rights received on shares held of record by the Plan Agent and will invest the proceeds of sale in additional shares of Stock. The additional shares of Stock purchased with the proceeds will be retained by the Plan Agent and credited proportionately to the accounts of the participants. A participant who wishes to exercise such rights individually must request the Plan Agent to forward a share certificate to the participant (see Question 20 above). Such request must be made prior to the Record Date for exercising such rights. Rights on shares of Stock registered in the name of a participant will be mailed directly to the participant.

Withdrawal; Amendment or Termination of Plan
--------------------------------------------

25. How and when may a participant withdraw from the Plan?

A participant may terminate participation in the Plan by at any time by giving written notice to the Plan Agent. Within 15 days after the date on which such notice is received by the Plan Agent (the "Termination Date"), the Plan Agent will deliver to the participant (i) a certificate for all whole shares held under the Plan and (ii) a check in lieu of the issuance of any fractional share in the participant's account, equal to the fractional share held under the Plan multiplied by the fair market value per share of the Stock on the Termination Date.

26. May the Plan be amended or terminated?

Yes. Juniata Valley may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the participants. Thirty (30) days' notice of any suspension or material amendment shall be sent to all participants, who shall in all events have the right to withdraw from the Plan.

Federal Income Tax Consequences
-------------------------------

27. What are the federal income tax consequences of participation in the Plan?

When the Plan Agent buys shares with reinvested dividends for Plan accounts directly from Juniata Valley, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the fair market value of the shares purchased for that participant's account.

The "fair market value" of a share, for federal income tax purposes, is the average of the highest and lowest sale prices of Juniata Valley common stock, as reported on the OTCBB, on the date of sale. If there are no other sales of Juniata Valley common stock on the date of sale, "fair market value" is the weighted average of the means between the highest and lowest sale prices on the nearest date before and the nearest date after the date Juniata Valley pays the dividend.

The "fair market value" of a share, for federal income tax purposes, is not necessarily equal to the "fair market value" at which the Plan Agent purchased the shares under the Plan as discussed in question number 13. For this reason, "fair market value" as shown on a participant's statement of account may be different from the amount shown on a participant's Form 1099 for federal income tax purposes.

When the Plan Agent buys shares with reinvested dividends for Plan accounts in the open market, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the total amount of cash used to purchase shares on that participant's account, less the brokerage commissions paid by the Plan Agent on behalf of the participant.

28. When and how are gains and losses determined?

A participant will realize a gain or loss whenever a participant sells shares purchased under the Plan and whenever a participant receives a cash payment for a fractional share credited to the participant's account. The amount of gain or loss will be the difference between the amount the participant receives for the full or fractional shares and the participant's tax basis for the shares. The tax basis of a share acquired directly from Juniata Valley will equal its "fair market value," as defined for federal income tax purposes, on the date Juniata Valley pays the dividend or the date the Plan Agent buys shares with voluntary cash payments. The tax basis of a share acquired in the open market will equal its purchase price plus any trading expense.


THE FOREGOING SUMMARIZES THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT INCLUDE A DISCUSSION OF STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN. IT DOES NOT ADDRESS THE PARTICULAR CIRCUMSTANCES OF INDIVIDUAL PARTICIPANTS. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR FURTHER INFORMATION ON THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Other Information
-----------------

29. Who should be contacted with questions concerning the Plan?

All inquiries concerning the Plan should be directed to:

                      Ms. JoAnn N. McMinn
                      Senior Vice President and Chief Financial Officer The Juniata Valley Bank
                      P. 0. Box 66
                      Mifflintown, PA 17059

30. Who will interpret the provisions of the Plan?

Any questions of interpretation arising under the Plan will be determined by Juniata Valley's Board of Directors pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, which determination shall be final and binding on all participants.

31. What are the responsibilities of Juniata Valley and the Plan Agent, if any, with respect to the Plan?

Neither Juniata Valley nor the Plan Agent will be liable for any act performed in good faith or for any good faith failure to act. This includes any claim of liability:

      o Arising out of failure to terminate a participant's account upon the participant's death or judicially determined incapacity before receipt of written notice of death or incapacity.

      o With respect to the prices at which shares of Juniata Valley common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

Neither Juniata Valley nor the Plan Agent can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

                                 USE OF PROCEEDS

      To the extent that Juniata Valley sells authorized but unissued shares or treasury shares under the Plan, and not shares purchased from others, Juniata Valley will receive the proceeds. Juniata Valley is unable to predict the number of shares of Stock that will be purchased from Juniata Valley under the Plan or the prices at which the shares will be purchased.

      Juniata Valley presently intends to invest in and/or advance to JVB the net proceeds of sales pursuant to the Plan to provide additional capital to support anticipated growth in loans and deposits, expansion of services and branches, upgrading of facilities and equipment and for general corporate purposes. It is possible, however, that some or all of such proceeds may be used, directly or indirectly, now or in the future, in connection with permissible expansion of the business activities conducted by Juniata Valley or JVB, either de novo or by acquisition, although Juniata Valley has no present commitments so to expand. Proceeds of the offering are expected to strengthen Juniata Valley's capital structure, facilitating possible future expansion of business activities.

                                     EXPERTS

      The consolidated financial statements and management's assessment of internal control over financial reporting of Juniata Valley as of June 30, 2005 and December 31, 2004, incorporated by reference in this Prospectus and Registration Statement have been audited by Beard Miller Company LLP, independent registered public accounting firm, whose reports thereon appear herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The legality of the shares of common stock offered hereby will be passed upon for Juniata Valley by Mette, Evans & Woodside. As of October 12, 2005, Mette, Evans & Woodside and its attorneys owned an aggregate of approximately 1,440 shares of Juniata Valley's common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Juniata Valley's Articles of Incorporation provide that the corporation shall, to the fullest extent permitted by applicable law, indemnify persons for liability which may arise with respect to such person in the performance of duties to Juniata Valley. The Bylaws of Juniata Valley specifically permit indemnification of directors, officers and employees of Juniata Valley, both with respect to actions brought by third parties and with respect to derivative actions brought on behalf of Juniata Valley itself. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Juniata Valley pursuant to the foregoing provisions, Juniata Valley has been informed that in the opinion of the Securities and Exchange Commission ("SEC"), such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                              AVAILABLE INFORMATION

      Juniata files annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room at 100 Federal Street, N.W., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as Juniata Valley, that file electronically with the SEC. The address of that site is www.sec.gov.

      In addition, you can read and copy this information at the regional offices of the SEC located at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following reports, which were filed by Juniata Valley with the SEC pursuant to the Securities Exchange Act of 1934, are incorporated by reference in this Prospectus:

(a) Juniata Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Juniata Valley's Form 10-K/A filed on May 2, 2005.

(b) Juniata Valley's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 and Juniata Valley's Form 10-Q/A filed on September 15, 2005, which included audited consolidated financial statements for June 30, 2005, a report by management on its assessment of internal control over financial reporting as of June 30, 2005 and an audit report on effectiveness of internal control over financial reporting as of June 30, 2005.

(c) Juniata Valley's Current Reports on form 8-K filed on February 16, 2005; May 25, 2005; June 14, 2005; July 13, 2005; August 22, 2005 and September 21, 2005.

(d) The description of Juniata Valley common stock contained in Juniata Valley's registration statement on Form 8-A dated August 29, 2000 and any amendment or report filed for the purpose of updating such description.

(e) The Rights Agreement dated as of September 1, 2000 between Juniata Valley Financial Corp. and The Juniata Valley Bank which includes as Exhibit "A" the Form of Rights Certificate and as Exhibit "B" the Summary of Rights Agreement, all of which are contained in Juniata Valley's registration statement on Form 8-A dated August 29, 2000, and any amendment or report filed for the purpose of updating such description.

      Juniata Valley also incorporates by reference in this Prospectus additional documents it will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before the termination of the offering of common stock under the Plan.

      Any statement contained in this Prospectus or in a document incorporated in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any later filed document which also is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

YOU MAY OBTAIN, AT NO COST, COPIES OF THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE DIRECTED TO MS. JOANN MCMINN, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, THE JUNIATA VALLEY BANK, P.O. BOX 66, MIFFLINTOWN, PA 17059.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14

Other Expenses of Issuance and Distribution
-------------------------------------------

The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:

SEC Registration Fees                                                    $   580
Printing Costs                                                           $ 1,000
Legal Fees and Expenses                                                  $ 9,500
Accounting Fees and Expenses                                             $ 2,500

           TOTAL                                                         $13,580

ITEM 15

Indemnification of Directors and Officers
-----------------------------------------

      Juniata Valley's Articles of Incorporation provide that Juniata Valley may indemnify its directors and officers to the full extent permissible under the Pennsylvania Business Corporation Law. Article 20 of the Bylaws of Juniata Valley provide that directors, officers and employees of Juniata Valley are generally entitled to be indemnified by Juniata Valley if they are made a party to litigation or other legal proceedings or are threatened by legal action by reason of the fact that they are a director, officer or employee of Juniata Valley or were serving in a similar capacity for another corporation, such as a subsidiary of Juniata Valley, at the request of Juniata Valley. Indemnification is not available unless the director, officer or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Juniata Valley. If the proceedings are criminal in nature, indemnification is not available unless the director' officer or employee had no reason to believe his conduct was unlawful. Indemnification is available for actions brought by or in the right of Juniata Valley or by or on behalf of parties not related to Juniata Valley, and extends to expenses of litigation, including fees and to any judgment, fine or other amount reasonably incurred with respect to the action. However, in an action or suit by or in the right of Juniata Valley, indemnification is not available in respect of any claim or matter as to which the person is adjudged to be liable for misconduct in the performance of his duty to Juniata Valley. Juniata Valley's Bylaws also set forth a procedure for payment of legal expenses in advance of final disposition of a case, subject to repayment by the director, officer or employee if the director, officer or employee is ultimately determined not to be entitled to indemnification. Juniata Valley's Bylaws provide that its directors, officers and employees are presumed to be entitled to indemnification unless a court, a majority of the directors not involved in the proceedings or holders of 33 1/3% of Juniata Valley's outstanding common stock determine that indemnification is not available.

      The Pennsylvania Business Corporation Law of 1988, 15 Pa. C.S.A.
(S)(S)1501 et. seq. (the "BCL") became effective on October 1, 1988. Insofar as the BCL is contrary to the Bylaws and Articles of Incorporation of Juniata Valley, the BCL shall govern.

      Directors and officers are also insured against certain liabilities by an insurance policy obtained by Juniata Valley. The policy specifically excludes claims for an accounting of profits made from purchases and/or sales by directors or officers of Juniata Valley's securities within the meaning of
Section 16(b) of the Securities Exchange Act of 1934.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16  Exhibits

         The following exhibits are included with this Registration Statement:

Exhibit
Number  Description

4.1 Amended and Restated Articles of Incorporation of Juniata Valley Financial Corp.

4.2 Bylaws, as amended, of Juniata Valley Financial Corp. (incorporated herein by reference to Exhibit 3 (ii) to Juniata Valley's Annual Report on Form 10-K, filed with the SEC on March 25, 2004).

4.3 Rights Agreement dated as of September 1, 2000 between Juniata Valley Financial Corp. and The Juniata Valley Bank which includes as Exhibit "A" the Form of Rights Certificate and as Exhibit "B" the Summary of Rights Agreement (incorporated herein by reference to Juniata Valley's registration statement on Form 8-A dated August 29, 2000).

5 Opinion of Mette, Evans & Woodside, special counsel to Juniata Valley Financial Corp., re: Legality and Consent.

23.1 Consent of Beard Miller Company LLP, independent registered public accounting firm.

23.2 Consent of Mette, Evans & Woodside, special counsel to Juniata Valley Financial Corp.(included in Exhibit 5).

24    Power of Attorney (included on signature page).

99.1 Juniata Valley Financial Corp. Amended and Restated Dividend Reinvestment Plan.

99.2 Form of Juniata Valley Financial Corp. Authorization Form for Amended and Restated Dividend Reinvestment Plan.


Item 17

Undertakings
------------

      The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mifflintown, Commonwealth of Pennsylvania, on October 14, 2005.

                                      JUNIATA VALLEY FINANCIAL CORP.
                                           (Registrant)


                                      By  /s/ Francis J. Evanitsky
                                          ------------------------
                                          Francis J. Evanitsky
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENTS, that each Director whose signature appears below constitutes and appoints Francis J. Evanitsky and JoAnn N. McMinn and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                       Title                                          Date
---------                                       -----                                          ----


/s/ Francis J. Evanitsky                   President and Chief Executive                  October 14, 2005
------------------------
Francis J. Evanitsky                       Officer (Principal Executive Officer)


/s/Timothy I. Havice                       Chairman                                       October 14, 2005
----------------------
Timothy I. Havice


/s/ Martin L. Dreibelbis                   Vice Chairman                                  October 14, 2005
---------------------------
Martin L. Dreibelbis


/s/ JoAnn N. McMinn                        Sr. Vice President and CFO                     October 14, 2005
----------------------
JoAnn N. McMinn                            (Principal Financial Officer
                                           and Principal Accounting Officer)


                                       20


/s/ Ronald H. Witherite                    Director and Secretary                         October 14, 2005
---------------------------
Ronald H. Witherite

/s/ Joe E. Benner                          Director                                       October 14, 2005
----------------------
Joe E. Benner


/s/ A. Jerome Cook                         Director                                       October 14, 2005
-------------------
A. Jerome Cook


/s/ Philip E. Gingerich, Jr.               Director                                       October 14, 2005
----------------------------
Philip E. Gingerich, Jr.


_________________________                  Director
Marshall L. Hartman


____________________________               Director
Don E. Haubert


/s/ Charles L. Hershberger                 Director                                       October 14, 2005
---------------------------
Charles L. Hershberger


_____________________                      Director
Robert K. Metz, Jr.


/s/ Dale G. Nace                           Director                                       October 14, 2005
---------------------------
Dale G. Nace


_____________________                      Director
John A. Renninger


/s/Richard M. Scanlon, DMD                 Director                                       October 14, 2005
--------------------------
Richard M. Scanlon, DMD


/s/Harold B. Shearer                       Director                                       October 14, 2005
----------------------
Harold B. Shearer


/s/ Jan G. Snedeker                        Director                                       October 14, 2005
---------------------------
Jan G. Snedeker



EXHIBIT INDEX

Exhibit Number                      Description

4.1                                 Articles of Incorporation, as amended, of Juniata Valley Financial Corp.

4.2                                 Bylaws, as amended, of Juniata Valley Financial Corp. (incorporated  herein by reference to Exhibit 3 (ii) to the Registrant's Annual Report on Form 10-K, filed with the SEC on March 25, 2004).

4.3                                 Rights Agreement dated as of September 1, 2000 between Juniata Valley Financial
                                    Corp. and The Juniata Valley Bank which includes as Exhibit "A" the Form of
                                    Rights Certificate and as Exhibit "B" the Summary of Rights Agreement
                                    (incorporated herein by reference to Juniata Valley's registration statement on
                                    Form 8-A dated August 29, 2000).

5                                   Opinion of Mette, Evans & Woodside, special counsel to Juniata Valley Financial
                                    Corp., re:  Legality and Consent.

23.1                                Consent of Beard Miller Company LLP, independent registered public accounting firm.

23.2                                Consent of Mette, Evans & Woodside, special counsel to Juniata Valley Financial
                                    Corp. (included in Exhibit 5).

24                                  Power of Attorney (included on signature page).

99.1                                Juniata Valley Financial Corp. Amended and Restated Dividend Reinvestment Plan.

99.2                                Form of Juniata Valley Financial Corp. Authorization Form for Amended and Restated
                                    Dividend Reinvestment Plan.
